EXHIBIT 99.1

For Immediate Release	Contacts:	Richard W. Pehlke
Hudson Highland Group
212-351-7285
rich.pehlke@hhgroup.com

Thomas Smith
Ogilvy Public Relations Worldwide
212-880-5269
thomas.smith@ogilvypr.com

Hudson Highland Group Reports

2005 Second Quarter and Six Month Results

NEW YORK, NY – July 26, 2005 – Hudson Highland Group, Inc. (NASDAQ: HHGP), one of the world’s leading providers of specialized professional staffing, retained executive search and human capital solutions, today announced financial results for the second quarter and six months ended June 30, 2005.

2005 Second Quarter Highlights

•	Revenue of $364.8 million, an increase of 18.7 percent from $307.4 million for the second quarter of 2004

•	Gross margin of $141.2 million, or 38.7 percent of revenue, an increase of 19.1 percent from $118.5 million, or 38.5 percent of revenue, for the second quarter of 2004

•	EBITDA of $11.0 million, an increase of 96.3 percent from $5.6 million for the second quarter of 2004

•	Net income of $4.4 million or $0.21 per basic share and $0.20 per diluted share, compared to net income of $0.2 million or $0.01 per basic and diluted share for the second quarter of 2004

•	Completed an offering of approximately 3.2 million shares of common stock, which closed in the third quarter, raising net proceeds of $45.1 million

•	Increased credit facility from $50 million to $75 million

“The second quarter was characterized by solid progress toward our long-term target for operating profitability,” said Jon Chait, chairman and chief executive officer of Hudson Highland Group. “Virtually all regional operating units contributed in the quarter — Hudson Asia Pacific and North America as expected, and the results of Hudson Europe were encouraging given the weak regional economy.”

“Our restructured, more focused operation and greater cost efficiencies across the company’s businesses are continuing to generate further operating leverage,” said Richard W. Pehlke, Hudson Highland Group’s executive vice president and chief financial officer. “Our guidance remains unchanged.”

Guidance

Given the current economic environment, the company expects EBITDA as a percent of revenue to be 1.5 to 2 percent in 2005 and 3.5 to 4 percent in 2006. The company believes that an assumption of 12 to 15 percent revenue growth for 2005 is reasonable, resulting in a full-year EBITDA range of $22 to $29 million. This is based on expectations of constant currency revenue and gross margin growth of 30 to 35 percent in Hudson North America, 10 to 15 percent in Hudson Europe, and 0 to 5 percent in Hudson Asia Pacific and Highland Partners.

2005 Six Month Results

For the first six months of 2005, Hudson Highland Group reported revenue of $717.7 million, up 20.2 percent from $597.2 million for the first half of last year. Net income was $0.2 million, or $0.01 per basic and diluted share compared with a net loss of $18.5 million, or $1.00 per basic and diluted share, for the same six-month period last year.

Recent Developments

On July 20, Hudson Highland Group announced that it has signed a definitive agreement to acquire Balance Ervaring op Projectbasis B.V. (Balance), a leading professional contract staffing firm in the Netherlands. Balance provides specialized staffing and project management services to the technical, financial, legal and public sectors in the Netherlands. The transaction is expected to close August 17, 2005.

Conference Call / Webcast

Hudson Highland Group will conduct a conference call tomorrow Wednesday, July 27, 2005 at 9:00 AM EDT to discuss this announcement. Investors wishing to participate can join the conference call by dialing 1-800-374-1532 followed by the participant passcode 7859158 at 8:50 AM EDT. For those outside the United States, please call in on 1-706-634-5594 followed by the participant passcode 7859158. Hudson Highland Group’s quarterly conference call can also be accessed online through Yahoo! Finance at www.yahoo.com and the investor information section of the company’s website at www.hhgroup.com.

Hudson Highland Group

Hudson Highland Group is one of the world’s leading professional staffing, retained executive search and human capital solution providers. We help our clients achieve greater organizational performance by attracting, selecting, engaging and developing the best and brightest people for their businesses. Our approximately 3,800 employees in more than 20 countries are dedicated to providing unparalleled service and value to our clients. More information about Hudson Highland Group is available at www.hhgroup.com.

Safe Harbor Statement

This press release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, the impact of global economic fluctuations on temporary contracting operations; the cyclical nature of the company’s executive search and mid-market professional staffing businesses; the company’s ability to manage its growth and fund working capital associated therewith; risks associated with expansion; the company’s reliance on information systems and technology; competition; fluctuations in operating results; risks relating to foreign operations, including foreign currency fluctuations; dependence on highly skilled professionals and key management personnel; the impact of employees departing with existing executive search clients; risks maintaining professional reputation and brand name; restrictions imposed by blocking arrangements; exposure to employment-related claims, and limits on insurance coverage related thereto; government regulations; the company’s ability to successfully operate as an independent company and the level of costs associated therewith; and restrictions on the company’s operating flexibility due to the terms of its credit facility. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. The company assumes no obligation, and expressly disclaims any obligation, to review or confirm analysts’ expectations or estimates or to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Financial Tables Follow

HUDSON HIGHLAND GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenue	$364,835	$307,431	$717,704	$597,235

Direct costs	223,668	188,942	448,330	372,355

Gross margin	141,167	118,489	269,374	224,880

Selling, general and administrative expenses	130,416	112,818	255,315	230,414
Depreciation and amortization	4,626	4,915	9,483	9,994
Business reorganization expenses (recoveries)	(238)	76	291	136
Merger and integration expenses (recoveries)	8	—	(35)	(37)

Operating income (loss)	6,355	680	4,320	(15,627)

Other income (expense):
Other income (expense), net	271	(290)	(5)	(1,887)
Interest income (expense), net	(495)	145	(921)	(256)

Income (loss) before provision for income taxes	6,131	535	3,394	(17,770)
Provision for income taxes	1,766	318	3,166	721

Net income (loss)	$4,365	$217	$228	$(18,491)

Basic and diluted income (loss) per share:
Basic income (loss)	$0.21	$.01	$0.01	$(1.00)
Diluted income (loss)	$0.20	$.01	$0.01	$(1.00)

Weighted average shares outstanding:
Basic	20,642,000	19,901,000	20,574,000	18,566,000
Diluted	21,635,000	20,872,000	21,639,000	18,566,000

HUDSON HIGHLAND GROUP, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2005	December 31, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,687	$21,064
Accounts receivable, net	222,688	197,582
Other current assets	13,433	14,187

Total current assets	257,808	232,833
Property and equipment, net	33,368	36,360
Intangibles, net	7,467	6,104
Other assets	6,348	6,081

	$304,991	$281,378

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,711	$27,023
Accrued expenses and other current liabilities	140,740	140,903
Short-term borrowings and current portion of long-term debt	25,930	4,066
Accrued business reorganization expenses	5,962	8,930
Accrued merger and integration expenses	1,542	1,872

Total current liabilities	205,885	182,794
Accrued business reorganization expenses, non-current	5,187	6,832
Accrued merger and integration expenses, non-current	2,490	3,329
Other non-current liabilities	2,459	2,648
Long-term debt, less current portion	2,448	2,041

Total liabilities	218,469	197,644

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized; issued: 20,806,596 and 20,612,966 shares, respectively	21	21
Additional paid-in capital	357,772	353,825
Accumulated deficit	(311,348)	(311,576)
Accumulated other comprehensive income - translation adjustments	40,307	41,694
Treasury stock, 15,798 shares	(230)	(230)

Total stockholders’ equity	86,522	83,734

	$304,991	$281,378

HUDSON HIGHLAND GROUP, INC.

SEGMENT ANALYSIS

(in thousands)

(unaudited)

For the Three Months Ended June 30, 2005

	Americas	Europe	Asia Pac	Corporate & Other	Total
Revenue
Hudson	$107,594	$124,657	$116,325	$219	$348,795
Highland	11,902	3,234	904	—	16,040

	$119,496	$127,891	$117,229	$219	$364,835

Gross Margin
Hudson	$27,476	$54,510	$43,848	$99	$125,933
Highland	11,215	3,165	854	—	15,234

	$38,691	$57,675	$44,702	$99	$141,167

Adjusted EBITDA (1)
Hudson	$4,553	$5,796	$10,103	$(1,534)	$18,918
Highland	1,291	105	(820)	—	576
Corporate	—	—	—	(8,743)	(8,743)

	$5,844	$5,901	$9,283	$(10,277)	$10,751

EBITDA (1)
Hudson	$4,644	$5,796	$10,103	$(1,534)	$19,009
Highland	1,437	105	(827)	—	715
Corporate	—	—	—	(8,743)	(8,743)

	$6,081	$5,901	$9,276	$(10,277)	$10,981

For the Three Months Ended June 30, 2004

	Americas	Europe	Asia Pac	Corporate & Other	Total
Revenue
Hudson	$79,996	$109,260	$100,753	$432	$290,441
Highland	12,203	2,098	2,689	—	16,990

	$92,199	$111,358	$103,442	$432	$307,431

Gross Margin
Hudson	$20,489	$45,881	$35,816	$406	$102,592
Highland	11,539	1,959	2,399	—	15,897

	$32,028	$47,840	$38,215	$406	$118,489

Adjusted EBITDA (1)
Hudson	$4,026	$2,525	$6,620	$(1,529)	$11,642
Highland	1,212	(157)	337	—	1,392
Corporate	—	—	—	(7,363)	(7,363)

	$5,238	$2,368	$6,957	$(8,892)	$5,671

EBITDA (1)
Hudson	$4,026	$2,525	$6,419	$(1,529)	$11,441
Highland	1,337	(157)	337	—	1,517
Corporate	—	—	—	(7,363)	(7,363)

	$5,363	$2,368	$6,756	$(8,892)	$5,595

(1)	See the Reconciliation of Adjusted EBITDA to Operating Income (Loss) for a description of note (1).

HUDSON HIGHLAND GROUP, INC.

SEGMENT ANALYSIS

(in thousands)

(unaudited)

For the Six Months Ended June 30, 2005

	Americas	Europe	Asia Pac	Corporate & Other	Total
Revenue
Hudson	$218,725	$247,056	$219,826	$1,193	$686,800
Highland	23,687	5,155	2,062	—	30,904

	$242,412	$252,211	$221,888	$1,193	$717,704

Gross Margin
Hudson	$54,276	$104,961	$79,964	$873	$240,074
Highland	22,308	5,027	1,965	—	29,300

	$76,584	$109,988	$81,929	$873	$269,374

Adjusted EBITDA (1)
Hudson	$7,877	$9,030	$16,928	$(2,392)	$31,443
Highland	1,945	19	(938)	—	1,026
Corporate	—	—	—	(18,410)	(18,410)

	$9,822	$9,049	$15,990	$(20,802)	$14,059

EBITDA (1)
Hudson	$7,402	$9,110	$16,928	$(2,392)	$31,048
Highland	2,091	19	(945)	—	1,165
Corporate	—	—	—	(18,410)	(18,410)

	$9,493	$9,129	$15,983	$(20,802)	$13,803

For the Six Months Ended June 30, 2004

	Americas	Europe	Asia Pac	Corporate & Other	Total
Revenue
Hudson	$152,230	$212,276	$200,630	$580	$565,716
Highland	21,767	4,145	5,607	—	31,519

	$173,997	$216,421	$206,237	$580	$597,235

Gross Margin
Hudson	$37,241	$89,253	$68,340	$523	$195,357
Highland	20,445	3,924	5,154	—	29,523

	$57,686	$93,177	$73,494	$523	$224,880

Adjusted EBITDA (1)
Hudson	$3,040	$(140)	$8,740	$(3,125)	$8,515
Highland	808	(225)	865	—	1,448
Corporate	—	—	—	(15,497)	(15,497)

	$3,848	$(365)	$9,605	$(18,622)	$(5,534)

EBITDA (1)
Hudson	$3,110	$(140)	$8,522	$(3,125)	$8,367
Highland	1,023	(391)	865	—	1,497
Corporate	—	—	—	(15,497)	(15,497)

	$4,133	$(531)	$9,387	$(18,622)	$(5,633)

(1)	See the Reconciliation of Adjusted EBITDA to Operating Income (Loss) for a description of note (1).

HUDSON HIGHLAND GROUP, INC.

RECONCILIATION OF ADJUSTED EBITDA TO OPERATING INCOME (LOSS)

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Hudson
Adjusted EBITDA (1)	$18,918	$11,642	$31,443	$8,515
Business reorganization (expenses) recoveries	99	(201)	(430)	(185)
Merger and integration recoveries	(8)	—	35	37

EBITDA (1)	19,009	11,441	31,048	8,367
Depreciation and amortization	(4,148)	(3,599)	(8,519)	(7,332)

Operating income	$14,861	$7,842	$22,529	$1,035

Highland
Adjusted EBITDA (1)	$576	$1,392	$1,026	$1,448
Business reorganization recoveries	139	125	139	49

EBITDA (1)	715	1,517	1,165	1,497
Depreciation and amortization	(342)	(409)	(696)	(832)

Operating income	$373	$1,108	$469	$665

Corporate
Adjusted EBITDA and EBITDA (1)	$(8,743)	$(7,363)	$(18,410)	$(15,497)
Depreciation and amortization	(136)	(907)	(268)	(1,830)

Corporate expenses	$(8,879)	$(8,270)	$(18,678)	$(17,327)

Hudson Highland Group consolidated
Adjusted EBITDA (1)	$10,751	$5,671	$14,059	$(5,534)
Business reorganization (expenses)	238	(76)	(291)	(136)
Merger and integration recoveries	(8)	—	35	37

EBITDA (1)	10,981	5,595	13,803	(5,633)
Depreciation and amortization	(4,626)	(4,915)	(9,483)	(9,994)

Operating income (loss)	$6,355	$680	$4,320	$(15,627)

(1)	Non-GAAP earnings before interest, income taxes, special charges, other non-operating expense, and depreciation and amortization (“Adjusted EBITDA”) and non-GAAP earnings before interest, income taxes, other non-operating expense, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA and EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA and EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.